Filed Pursuant to Rule 424(b)(5)

Registration No. 333-230535

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 8, 2019)

NEMAURA MEDICAL INC.

$100,000,000

Shares of Common Stock

We have entered into an At The Market Offering Agreement, or the sales agreement, with H.C. Wainwright & Co., LLC, or the sales agent or Wainwright, dated as of July 23, 2021, relating to the offer and sale of shares of our common stock. In accordance with the terms of the sales agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through the sales agent.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “NMRD.” On July 19, 2021, the last reported sale price of our common stock on Nasdaq was $7.93 per share. You are urged to obtain current market quotations for our common stock.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and the sales agent agree on a method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing U.S. trading market at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The sales agent is not required to sell any certain number of shares or dollar amount of our common stock, but it will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The sales agent will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross sales price per share sold under the sales agreement. In connection with the sale of the common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. We have also agreed to reimburse certain expenses of the sales agent in connection with the sales agreement as further described in the Plan of Distribution section beginning on page S-14  of this prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” on page S-7 of this prospectus supplement, on page 5 of the accompanying prospectus, any related free writing prospectus and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 23, 2021

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-2
PROSPECTUS SUPPLEMENT SUMMARY	S-2
THE OFFERING	S-6
RISK FACTORS	S-7
USE OF PROCEEDS	S-11
CAPITALIZATION	S-12
DILUTION	S-13
DESCRIPTION OF COMMON STOCK	S-14
PLAN OF DISTRIBUTION	S-14
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	S-15
WHERE YOU CAN FIND MORE INFORMATION	S-15
LEGAL MATTERS	S-16
EXPERTS	S-16

PROSPECTUS

ABOUT THIS PROSPECTUS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	3
THE OFFERING	3
OUR COMPANY	3
RISK FACTORS	5
USE OF PROCEEDS	5
RATIO OF EARNINGS TO FIXED CHARGES	5
DESCRIPTIONS OF THE SECURITIES WE MAY OFFER	5
PLAN OF DISTRIBUTION	14
LEGAL MATTERS	15
EXPERTS	15
LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	16
WHERE YOU CAN FIND MORE INFORMATION	16
INFORMATION INCORPORATED BY REFERENCE	16

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a "shelf" registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, "Nemaura," the "Company," "we," "us," "our" and similar terms refer to Nemaura Medical Inc., a Nevada corporation, and its consolidated subsidiaries. References to our "common stock" refer to the common stock, par value $0.001 per share, of Nemaura Medical Inc.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in the prospectus are based on management's own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus entitled "Where You Can Find More Information" and "Incorporation by Reference of Certain Documents." We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement regarding our development of our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	any statements of the plans, strategies and objectives of management for future operations;

•	any statements concerning proposed new products, services or developments;

•	any statements regarding future economic conditions or performance;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our estimates regarding the sufficiency of our cash resources and our need for additional funding; and

•	our intended use of the net proceeds from the offerings of shares of common stock under this prospectus supplement.

•	any statement that our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the recent COVID-19; and

•	any statement regarding the effectiveness of our continuous temperature monitoring system to assist with the diagnosis and monitoring of symptoms of COVID-19 or the effectiveness of our continuous lactate monitoring system (CLM) to monitor disease progression in COVID -19 patients.

The words "believe," "anticipate," "design," "estimate," "plan," "predict," "seek," "expect," "intend," "may," "could," "should," "potential," "likely," "projects," "continue," "will," and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading "Risk Factors" contained or incorporated in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement and the accompanying prospectus. Except as required by law, we do not assume any obligation to update any forward-looking statement. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-7  of this prospectus supplement, page 5 of the accompanying prospectus and page 18 of our Annual Report on Form 10-K for the year ended March 31, 2021, which is incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

S-2

About Nemaura

Business Overview

Our mission is to, within 5 years, lead the wearables market in the self-management of chronic diseases through our AI-driven pipeline of sensor products and digital healthcare platforms.

We are a medical technology company that has developed sugarBEAT®, a non-invasive, flexible, continuous glucose monitoring system, for adjunctive use by persons with diabetes, and any person wishing to determine factors influencing their blood glucose profiles. SugarBEAT® consists of a disposable adhesive skin-patch containing a sensor, which is connected to a rechargeable wireless transmitter. The sensor takes a measurement of the glucose reading every 5 minutes and sends the data by low energy blue tooth to a smart device such as mobile phone (both android and iOS). An app on the smart device uses a proprietary algorithm to display true glucose values, after the data is calibrated using a minimum of one finger stick calibration. SugarBEAT® works by extracting glucose from the skin into a chamber in the patch that is in direct contact with an electrode-based sensor. The data is recorded on the app and can be viewed in real time as well as storing all historic data for later evaluation as desired. We believe sugarBEAT® may be adopted by any person with diabetes, whether Type 1 or Type 2 and also by any persons wishing to determine factors affecting their blood glucose profiles, and therefore their state of metabolic health in terms of insulin resistance.

We announced on May 29, 2019, that we had been awarded CE approval to allow sugarBEAT® to be legally sold in the European Union. CE approval is disclosed by the use of the CE mark, a manufacturers' declaration that the product meets the requirements of the applicable European laws. The European clinical trial program for sugarBEAT® evaluated 525 patient days across 75 Type 1 and Type 2 diabetic patients and was completed in December 2017. CE approval is the process to achieve a mandatory conformity marking for the sugarBEAT® device to allow it to be legally sold in the European Union. It is a manufacturers' declaration that the product meets the requirements of the applicable European laws. We also submitted a PMA (Premarket Approval) application to the US Food and Drug Administration (the “FDA”) with the same label claim as achieved for CE approval, an adjunct device for glucose trending for persons with diabetes. The PMA is currently under review.

We believe there are additional applications for sugarBEAT® and the underlying BEAT technology platform, which may include:

–	a web-server accessible by physicians and diabetes professionals to track the condition remotely, thereby reducing healthcare costs and managing the condition more effectively;

–	a complete virtual doctor or coach that monitors a diabetic person's glucose fluctuations and provides appropriate and timely advice; and

–	other patches using the BEAT technology platform to measure alternative analytes, including lactate, uric acid, alcohol, lithium, and drugs. This would be a step-change in the monitoring of conditions, particularly in the hospital setting. Lactate monitoring is currently used to determine the relative fitness of professional athletes and we completed preliminary studies demonstrating the application of the BEAT technology for continuous lactate monitoring.

Our Business Strategy

We intend to lead in the discovery, development and commercialization of innovative and targeted diagnostic medical devices, and data-driven digital platforms, that improve disease monitoring, management and overall patient care. Specifically, we intend to focus on the monitoring of molecules that can be drawn out through the skin non-invasively using our technology platform. In addition to glucose, such molecules may include lactic acid monitoring and the monitoring of prescription drugs and blood biomarkers that may help in the diagnosis, prevention, or management of diseases, such as diabetes. We plan to take the following steps to implement our broad business strategy. Our key commercial strategies post-approval will first be implemented in Europe and then in parts of the Middle East and Asia, and then the U.S., as follows:

-	Commercialize sugarBEAT® in the United Kingdom and Republic of Ireland with Dallas Burston Ethitronix Limited, with whom we have an exclusive marketing rights agreement for these two countries. We have also signed a full commercial agreement with Dallas Burston Ethitronix (Europe) Limited in May 2018 for all other European territories as part of an equal joint venture agreement. The joint venture intends to seek sub-license rights opportunities to one or more leading companies in the diabetes monitoring space, to leverage their network, infrastructure and resources.
-	Establish licensing or joint venture agreements with other parties to market sugarBEAT® in other geographies. We are in detailed discussions and negotiations with several other parties worldwide for licensing or joint venture agreements for the sale of the sugarBEAT® device and have signed commercial agreements with TP MENA for the Gulf Cooperation Council, and Al-Danah Medical for Qatar.

-	Seek FDA PMA approval of sugarBEAT®. The PMA application is currently in review by the FDA.

S-3

-	Expand the indications for which the sugarBEAT® device may be used. We believe that the sugarBEAT® device may offer significant benefits as compared to those found in the non-acute setting for the monitoring of other diseases. This includes monitoring of lactic acid for performance athletics, and the monitoring of drugs. We have completed initial proof of concept for lactate monitoring and now plan to explore the route to commercialization for well-being applications in athletic performance training, and plan to undertake further clinical programs to support clinical use of the device for lactate monitoring.

-	Expand our product pipeline through our proprietary platform technologies, acquisitions and strategic licensing arrangements. We intend to leverage our proprietary platform technologies to grow our portfolio of product candidates for the diagnosis of diabetes and other diseases. This includes digital platforms driven by data gathered by our sensors within the medical and wellbeing markets, such as for metabolic health monitoring. In addition, we intend to license our product and acquire products and technologies that are consistent with our research and development and business focus and strategies. This may include drug delivery products for the improved management of diabetes, for example improved insulin injector systems, and/or combination drug products for diabetes related drugs.

Product Development

Management has extensive experience in regulatory and clinical development of diagnostic medical devices. We intend to take advantage of this experience in the field of diagnostic medical devices in an attempt to increase the probability of product approval. The overall regulatory process for diagnostic medical devices for diabetes is currently similar to those governing other diagnostic devices. The timelines are shorter than, for example, when new drugs or completely invasive diagnostic devices are trialed in clinics. We have successfully tested and evaluated the device for its clinical output, in this case the accuracy and safety with which it can trend blood glucose levels, based on which CE approval was granted by the Notified Body BSI. A PMA (pre-market approval) application was also submitted to the FDA and is currently under review. We continue to seek collaborations with future licensees and marketing partners to achieve our commercial growth milestones.

The table below provides our current estimate of our timeline:

Product Development and Commercialization Timelines

Milestone	Target Start Date	Current Status
Completion of clinical studies in Type 1 and Type 2 diabetic subjects to define final device claims and for submission for CE Mark approval with final device claims.	July 2017	Completed
CE Mark for body worn transmitter device	August 2018	Completed
U.S. FDA PMA Submission	June 2020	Submission Completed, FDA review ongoing
Commercial launch in the UK, followed by major territories in Europe	July - September 2020	Staggered launch in progress
Commercial launch of proBEAT™ in the U.S.	October - December 2020	Commenced December 2020

Scale up of commercial sensor / patch manufacturing.

Scale up means we have started looking at larger scales sufficient for product launch in the UK and relates to the manufacturing process for sensors.

	December 2020	In progress
Scale up of device (transmitter) manufacturing	December 2020	In progress

Commercialization Plan

Throughout the current fiscal year we have continued to work with our UK Licensee (Dallas Burston Ethitronix Limited) in order to provide support to the development of their go-to-market strategy which incorporates the utilization of our sugarBEAT® device into their own branded product offering. While COVID-19 did result in some short delays to the user assessment program that they initiated, the overall feedback was positive. As a consequence of the short delays experienced through this process, the anticipated timetable for purchase orders to be placed by our UK Licensee was extended out, with the first order not being placed until after the end of the current fiscal year i.e. it was received in April 2021. Our focus now is to continue to support and optimize our UK Licensee’s launch program. On April 27, 2021, we received a purchase order for 5,000 sugarBEAT® transmitters and 200,000 sugarBEAT® sensors from Dallas Burston Ethitronix Limited.

In July 2020 we submitted a PMA application to the FDA for the sugarBEAT® device for glucose profiling as an adjunct to a finger-stick measurement, following which we initiated plans to develop our go-to-market capabilities in the US market, which included appointing an experienced commercial lead to head up the development of the commercial operations team with an expectation that our business development program will continue to build and accelerate through 2021 and 2022. As previously noted, we will continue to seek to partner with organizations that may facilitate the further development and distribution of our products at all stages of this process.

In addition to this, we continue to explore commercialization opportunities in other key geographic markets, which includes engaging with the German regulatory authority (GBA) to establish how best to proceed with achieving reimbursement for sugarBEAT® in Germany.

Intellectual Property

We believe that clear and extensive intellectual property relating to our technologies is central to long-term success and we intend to invest accordingly. This applies to both domestic and international patent coverage, and trade secrets, and trademarks.

The sugarBEAT® technology is protected by our portfolio of intellectual property comprised of issued and pending patents and trade secrets covering a range of claims, including the methods and apparatus for measuring glucose extracted from human skin in a non-invasive manner, devices for extracting glucose from the skin is a stable manner, devices for reducing background noise signals, algorithm for converting raw data in to glucose values to calibrate the device, and the formulation and process for preparation of the enzyme solution used in the sensor.

On May 8, 2014, NDM Technologies Limited, a related company, assigned the UK patent application 1208950.4 and International (PCT) patent application PCT/GB2013/051322 entitled "Cumulative Measurement of an Analyte" to Dermal Diagnostics Limited (“DDL”) for a nominal consideration.

Two further patents were filed in 2018 relating to the sensor and device application, which are expected to provide further strength to the intellectual property position. Additional patents are intended to be filed in the future relating to the device and sensor, providing new intellectual property protection. Some of the recently filed patents and future patents may supersede previous intellectual property.

Additionally, we retain substantial trade secrets relating to aspects of the sensor manufacture process and the sensor formulation, which have taken over five years to develop, and will prove challenging to reverse engineer as it consists of formulation components in addition to processing methods in complex combinations that are unique to the final functional sensor. Patents will not be filed on this aspect of the technology to avoid any public dissemination of the know-how.

These patents and know-how cover aspects of the technology platform. Furthermore, the trademarks BEAT and sugarBEAT® have been registered in multiple key global territories. Accordingly, all intellectual property essential to the sugarBEAT® product is owned by us, and not subject to royalty payments. We intend to take the lead in the preservation and/or prosecution of these patents and patent applications going forward as required. We intend to file additional patents as the development progresses, where deemed to be of value to protecting the technology platform and future modifications and improvements. Where patents cannot be secured, the intellectual property will be limited to know-how and trade secrets, and these will be diligently guarded.

Trade Secrets, Trademarks, and Patents Filed, Granted and Pending

IP: Patent (Core Claim), Know-how, Trademark	Expiration Date	Jurisdictions in which Granted / Issued	Jurisdictions in which Pending	Ongoing Royalty or Milestone Payments

Patent: Cumulative Measurement of an Analyte (1)	May 20, 2033	Australia, France, Germany, Italy, Poland, Spain, Netherlands, UK, China, Japan, USA, Canada, UAE	Brazil, Qatar	None. Internal development
Skin Prep Patch (2)	December 2, 2039	N/A	UK, Europe, USA	None. Internal development
Know-how: Sensor Formulation and manufacture processes	N/A	Trade Secret	N/A	None. Internal development
Trademark: BEAT	Renewal due in 2026	UK, Canada, China, EU, India, Japan, Norway, Russia, Singapore	Malaysia, Brazil, Mexico, Switzerland, Turkey	None. Internal development
Trademark: sugarBEAT	Renewal due in 2025	UK, Canada, Australia, Switzerland, China, Egypt, EU, Israel, India, Iran, Japan, North Korea, Morocco, Mexico, Norway, New Zealand, Russia, Singapore, Tunisia, Turkey, USA	N/A	None. Internal development

(1) This patent provides a formula for calculating the amount of glucose extracted over a defined period of time by deducting the difference between two readings to allow rapid sensing without needing to deplete the analyte being measured.

(2) This patent describes a device and method for preparing the skin for the measurement of glucose on the skin surface.

S-4

RECENT DEVELOPMENTS

Exercise of Warrants

Subsequent to March 31, 2021, and through July 19, 2021, the Company raised gross proceeds of $2,963,658 from the exercise of warrants and the issuance of 366,892 shares at an average exercise price of $8.08 per share.

Dissolution of Region Green Limited

During the year ended March 31, 2021, the board of directors determined that there was no longer a requirement to retain the existing group structure and that an opportunity existed to simplify the group structure by removing the intermediary holding company, Region Green Limited (“RGL”), a company incorporated within the British Virgin Islands. It was therefore determined that this group company be dissolved at the earliest convenient date, which transpired to be April 23, 2021.

All assets and liabilities held by RGL were transferred up to the immediate and ultimate parent, Nemaura Medical Inc. on March 5, 2021, in advance of the RGL being dissolved. There is no financial impact to the consolidated results of the Company as a consequence of this.

Impact of COVID-19

A regional or global health pandemic, including COVID-19, could severely affect our business, results of operations and financial condition. A regional or global health pandemic, depending upon its duration and severity, could have a material adverse effect on our business. For example, the COVID-19 pandemic has had numerous effects on the global economy and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures, including shutdowns and “shelter-in-place” orders suggested or mandated by governmental authorities or otherwise elected by companies as a preventive measure, have adversely affected workforces, customers, consumer sentiment, economies and financial markets, and, along with decreased consumer spending, have led to an economic downturn in many of our markets.

As a result of the COVID-19 pandemic, we evaluated and executed the steps available to us to ensure we were able to provide protection of our employees and instigated remote working where possible combined with following all government advice and guidance regarding any engagement within the workplace that could not be completed remotely. To date this transition to remote working has had little impact on our employee productivity and has not caused any interruption to our business. Due to the uncertainty of COVID-19, we will continue to assess the situation, including abiding by any government-imposed restrictions, as and where relevant.

We are unable to accurately predict the impact that COVID-19 will have on our operations going forward due to uncertainties that will be dictated by the length of time that the pandemic and related disruptions continue, the impact of governmental regulations that might be imposed in response to the pandemic and overall changes in consumer behavior. During this period, we, along with other companies, were notified by the FDA in the U.S., that our PMA application for sugarBEAT® would be delayed due to the prioritization being given to COVID-19 related applications and resource activity. While the PMA review resumed as of April 15, 2021, however we were informed that due to the FDA’s current workload, it is anticipated that the review will take longer than it may have taken before the pandemic.

While key suppliers have not been accessible throughout the whole period of the outbreak, we have been able to be flexible in our priorities and respond favorably to the challenges faced during the outbreak. We have seen an increase in the adoption of technologies for remote and patient self-monitoring, which therefore potentially enhances the prospects for Nemaura Medical and its CGM product and planned digital healthcare offering.

At this point in time, there remains significant uncertainty relating to the potential effect of COVID-19 on our business. As infections may continue to become more widespread, we could experience a severe negative impact on our business, financial condition, and results of operations. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk factors” section.

Corporate Information

Our principal executive offices are located at 57 West 57th Street New York, NY 10019. Our website is located at www.nemauramedical.com and our telephone number is + 1 646-416-8000. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of the prospectus supplement.

S-5

THE OFFERING

Common stock offered by us	12,610,340 shares of our common stock (at an assumed offering price of $7.93 per share, which was the closing price of our common stock on The Nasdaq Capital Market on July 19, 2021). The actual number of shares to be issued will vary depending on the sales price in this offering.

Total Common stock outstanding before the offering	23,308,049 shares of common stock.(1)

Common stock to be outstanding after the offering	35,918,389 assuming the sale of all of the shares of common stock being offered by us (at an assumed offering price of $7.93 per share, which was the closing price of our common stock on The Nasdaq Capital Market on July 19, 2021). The actual number of shares to be issued will vary depending on the sales price in this offering.

Manner of offering	“At the market offering” that may be made from time to time on The NASDAQ Capital Market or other market for our common stock in the U.S. through our sales agent, H.C. Wainwright & Co., LLC. Wainwright will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. See “Plan of Distribution.”

Use of proceeds	We will use the net proceeds from this offering for general corporate purposes. See "Use of Proceeds" on page S11.

Risk factors	An investment in our shares of common stock is highly speculative and involves a number of risks. You should carefully consider the information contained in the "Risk Factors" section beginning on page S-7 of this prospectus supplement, and elsewhere in this prospectus supplement and the base prospectus, and the information we incorporate by reference, before making your investment decision.

Nasdaq Capital Market symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol "NMRD."

__________________________________

(1)

The number of shares of common stock to be outstanding after this offering is based on 23,308,049 shares of common stock outstanding on July 19, 2021.  The number of shares of common stock excludes:

(a) 1,573,098 shares of common stock issuable upon the exercise of warrants outstanding as of July 19, 2021 with a weighted average exercise price of $6.30 per share;

(b) 240,000 units outstanding as of July 19, 2021, each consisting of one share of common stock, par value $0.001 per share, together with one warrant to purchase one share of common stock at an exercise price equal to $10.40, per share, in a public offering; and

(c) 9,710 shares of common stock issuable upon the exercise of options outstanding as of July 19, 2021with a weighted average exercise price of $13.00 per share.

S-6

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned "Risk Factors" contained in our Annual Report on Form 10-K for the year ended March 31, 2021 and as may be described in our future filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus in their entirety, together with other information in this prospectus supplement, the accompanying base prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to our Business

Our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the recent COVID-19 outbreak.

A regional or global health pandemic, including COVID-19, could severely affect our business, results of operations and financial condition. A regional or global health pandemic, depending upon its duration and severity, could have a material adverse effect on our business. For example, the COVID-19 pandemic has had numerous effects on the global economy and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures, including shutdowns and “shelter-in-place” orders suggested or mandated by governmental authorities or otherwise elected by companies as a preventive measure, have adversely affected workforces, customers, consumer sentiment, economies and financial markets, and, along with decreased consumer spending, have led to an economic downturn in many of our markets.

As a result of the COVID-19 pandemic, we evaluated and executed the steps available to us to ensure we were able to provide protection of our employees and instigated remote working where possible combined with following all government advice and guidance regarding any engagement within the workplace that could not be completed remotely. To date this transition to remote working has had little impact on our employee productivity and has not caused any interruption to our business. Due to the uncertainty of COVID-19, we will continue to assess the situation, including abiding by any government-imposed restrictions, as and where relevant.

We are unable to accurately predict the impact that COVID-19 will have on our operations going forward due to uncertainties that will be dictated by the length of time that the pandemic and related disruptions continue, the impact of governmental regulations that might be imposed in response to the pandemic and overall changes in consumer behavior. During this period, we, along with other companies, were notified by the FDA in the U.S., that our PMA application for sugarBEAT® would be delayed due to the prioritization being given to COVID-19 related applications and resource activity. While the PMA review resumed as of April 15, 2021, however we were informed that due to the FDA’s current workload, it is anticipated that the review will take longer than it may have done before the pandemic.

While key suppliers have not been accessible throughout the whole period of the outbreak, we have been able to be flexible in our priorities and respond favorably to the challenges faced during the outbreak. We have seen an increase in the adoption of technologies for remote and patient self- monitoring, which therefore potentially enhances the prospects for Nemaura Medical and its CGM product and planned digital healthcare offering.

At this point in time, there remains significant uncertainty relating to the potential effect of COVID-19 on our business. As infections may continue to become more widespread, we could experience a severe negative impact on our business, financial condition, and results of operations. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk factors” section.

S-7

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. We intend to use the net proceeds from this offering for general corporate purposes, which include, but are not limited to, the targeted launch of sugarBEAT® into other European markets outside of the UK; the development of the subscription-based service for the US under the Wellness category that was launched in December 2020; establishing a business-to-consumer offering for a metabolic health program; research and development of our BEAT platform for other, non, CGM purposes, such as Lactate monitoring, as well as potential acquisition of other companies, products or technologies that are complementary to the delivery of our mission. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution in the book value of your investment.

The shares sold in this offering, if any, will be sold from time to time at various prices; however, the assumed public offering price of our common stock is substantially higher than the as adjusted net tangible book value per share of our common stock. Therefore, investors purchasing shares of our common stock in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share after this offering. Assuming that an aggregate of 12,610,340 shares of our common stock are sold at an assumed public offering price of $7.93 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 19, 2021, for aggregate gross proceeds of approximately $100,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will experience immediate dilution of $5.00 per share, representing the difference between the assumed public offering price and our as adjusted net tangible book value per share after giving effect to this offering. See “Dilution” on page S-13.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices. As a result, investors may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of common stock we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold by the sales agent after we deliver a sales notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the sales agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. It is possible that we could issue and sell additional shares of our common stock in the public markets. Furthermore, if our existing stockholders sell a large number of shares of our common stock, or the public market perceives that existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly. Sales of substantial amounts of shares of our common stock in the public market by our executive officers, directors, 5% or greater stockholders or other stockholders, or the prospect of such sales, could adversely affect the market price of our common stock. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

S-8

As of July 19, 2021, 23,308,049 shares of our common stock were issued and outstanding, 1,573,098 shares of common stock are issuable upon the exercise of warrants outstanding, 9,710 shares of common stock are issuable upon the exercise of options outstanding, 480,000 shares of common stock issuable under 240,000 units outstanding, each consisting of one share of common stock, together with one exercisable warrant to purchase one share of common stock. Additional shares of common stock are authorized for issuance pursuant to options and other stock-based awards under the 2020 Omnibus Incentive Plan. To the extent that option holders exercise outstanding options, there may be further dilution and the sales of shares issued upon such exercises could cause our stock price to drop further.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

 Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

 We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

Our common stock may be delisted from The Nasdaq Capital Market if we cannot maintain compliance with Nasdaq’s continued listing requirements.

Our common stock is listed on the Nasdaq Capital Market.  There are a number of continued listing requirements that we must satisfy in order to maintain our listing on the Nasdaq Capital Market.

On April 2, 2020, the Company received a written notice (the “Notice”) from staff of Listing Qualifications of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company has not complied with the requirements of Nasdaq Listing Rule 5620(a) of Nasdaq’s listing rules due to its failure to hold an annual meeting of stockholders within 12 months of the end of the Company’s fiscal year ended December 31, 2018. The Company had 45 calendar days to submit a plan to regain compliance and, if Nasdaq accepted the plan, Nasdaq could grant an exception of up to 180 calendar days from the fiscal year end, or until September 28, 2020, to regain compliance. As discussed with Nasdaq, the Company filed and mailed its proxy materials relating to its annual meeting on April 10, 2020 and held such annual meeting on May 15, 2020. As a result, the Company regained compliance with Nasdaq Listing Rule 5620(a), and that matter is now closed.

 We cannot assure you our securities will meet the continued listing requirements to be listed on Nasdaq in the future. If Nasdaq delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;
•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;
•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for the Nasdaq Capital Market and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations.

S-9

If our common stock is delisted from the Nasdaq and the price of our common stock declines below $5.00 per share, our common stock would come within the definition of “penny stock”.

 Transactions in securities that are traded in the United States that are not traded on Nasdaq or on other securities exchange by companies, with net tangible assets of $5,000,000 or less and a market price per share of less than $5.00, may be subject to the “penny stock” rules. The market price of our common stock is currently more than $5.00 per share. If our common stock is delisted from the Nasdaq and the price of our common stock declines below $5.00 per share and our net tangible assets remain $5,000,000 or less, our common stock would come within the definition of “penny stock”.

 Under these penny stock rules, broker-dealers that recommend such securities to persons other than institutional accredited investors:

•	must make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to a transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result of these requirements, if our common stock is at such time subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in these shares in the United States may be significantly limited. Accordingly, the market price of the shares may be depressed, and investors may find it more difficult to sell the shares.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on the Nasdaq Capital Market. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

S-10

USE OF PROCEEDS

After giving effect to the sale of the maximum number of shares of our Common Stock under this prospectus supplement, we estimate that the maximum potential net proceeds we will receive will be approximately $96,950,000, after deducting the agent’s fees and estimated offering expenses. However, we cannot guarantee if or when these net proceeds will be received. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the sales agent as a source of financing.

We intend to use the net proceeds for general corporate purposes in furtherance of the delivery and, where possible, acceleration, of our strategic objectives, which include, but are not limited to:

  Targeted market launches of sugarBEAT® in other European markets, following the successful launch in the UK by our Licensee;

  Development of the subscription based service for the US under the Wellness category that was launch in December 2020;

  Establish a business-to-consumer offering for a metabolic health program, designed to prevent various chronic diseases through the routine effortless monitoring of insulin sensitivity using the company’s glucose sensor platform;

  Research and development in connection with expanding the utilization of the BEAT platform for other, non-CGM purposes, such as Lactate monitoring; and

  Potential strategic acquisition of other companies, products or technologies that are complementary to the delivery of our mission.

We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Pending the use of any net proceeds, we expect to invest the net proceeds in interest-bearing, marketable securities.

S-11

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2021:

•	On an actual basis; and

•

on an as adjusted basis to give effect to the receipt of estimated net proceeds of $96,950,000 assuming the sale of 12,610,340 shares of our common stock (at an assumed offering price of $7.93 per share, which was the closing price of our common stock on The Nasdaq Capital Market on July 19, 2021), after deducting the estimated commissions and estimated offering expenses payable by us as described under "Use of Proceeds".

You should read the data set forth in the table below in conjunction with our financial statements, including the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" from our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2021 (1)
	Actual	As Adjusted
	(Audited)
Cash, cash equivalents and short-term investments	$31,865,371	$128,815,371

Notes Payable	24,922,094	24,922,094

Stockholders' equity:
Common stock, $0.001 par value, 42,000,000 shares authorized and 22,941,157 shares issued and outstanding, actual, and 35,551,497 shares issued and outstanding, as adjusted	22,941	35,551
Additional paid-in capital	32,044,335	128,981,725
Accumulated deficit	(23,844,671)	(23,844,671)
Accumulated other comprehensive income	135,567	135,567

Total stockholders' equity	8,358,172	105,308,172

Total capitalization	$35,242,907	$132,192,907

(1)  The number of our shares of common stock outstanding is based on 22,941,157 shares of common stock outstanding as of March 31, 2021, and excludes, as of March 31, 2021, the following:

•	1,939,990 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2021 with a weighted average exercise price of $6.64 per share;
•	240,000 units outstanding as of March 31, 2021, each consisting of one share of common stock, par value $0.001 per share, together with one warrant to purchase one share of common stock at an exercise price equal to $10.40, per share, in a public offering; and
•	9,710 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2021 with a weighted average exercise price of $13.00 per share.

S-12

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

The net tangible book value of our common stock as of March 31, 2021, was approximately $7,302,916 or approximately $0.32 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of up to a maximum aggregate amount of 12,610,340 shares of common stock, at an assumed offering price of $7.93 per share, which was the closing price of our common stock on The Nasdaq Capital Market on July 19, 2021, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of March 31, 2021 would have been approximately $104,252,916 or approximately $2.93 per share. This represents an immediate increase in net tangible book value of approximately $2.61 per share to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $5.00 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Offering price per share	$7.93
Net tangible book value per share as of March 31, 2021	$0.32
Increase per share attributable to this offering	$2.61
As-adjusted net tangible book value per share as of March 31, 2021, after giving effect to this offering	$2.93
Dilution per share to new investors participating in this offering	$5.00

The table above is based on 22,941,157 shares of common stock outstanding as of March 31, 2021, and excludes, as of March 31, 2021:

•	1,939,990 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2021 with a weighted average exercise price of $6.64 per share;
•	240,000 units outstanding as of March 31, 2021, each consisting of one share of common stock, par value $0.001 per share, together with one warrant to purchase one share of common stock at an exercise price equal to $10.40, per share, in a public offering; and
•	9,710 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2021 with a weighted average exercise price of $13.00 per share.

To the extent that after March 31, 2021, any outstanding warrants were or are exercised, or we otherwise issued or issue additional shares of common stock in the future at prices per share below the price per share for any shares sold in this offering, there will be further dilution to new investors.

Each $1.00 increase (decrease) in the assumed public offering price of $7.93 per share, which was the last reported sale price of our common stock on Nasdaq Capital Market on July 19, 2021, assuming the number of shares of common stock offered by us remains the same, would increase (decrease) our as adjusted net tangible book value per share after this offering by approximately $0.35 per share, and increase (decrease) the dilution per share to new investors by approximately $0.97 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual number of shares that are sold in this offering and the prices at which such sales are made.

S-13

 DESCRIPTION OF COMMON STOCK

We are offering up to $100,000,000 of shares of our common stock.  As of July 19, 2021, our authorized capital stock consisted of 42,000,000 shares of common stock, par value $0.001 per share, of which 23,308,049 shares were issued and outstanding.

The authorized and unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed.   A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading "Descriptions of the Securities We May Offer," starting on page 5 of the accompanying base prospectus.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with the sales agent pursuant to which we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through the sales agent pursuant to this prospectus supplement and the accompanying prospectus. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our common stock. Under the sales agreement, sales of our common stock may also be made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law, and in each case may be deemed to be “at the market offerings.” If we and the sales agent agree on a method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing U.S. trading market at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

During the term of the sales agreement, we may deliver a sales notice to the sales agent specifying the amount of common stock to be sold, the minimum price below which sales can not be made, and the length of the selling period. Upon receipt of a sales notice from us, and subject to the terms and conditions of the sales agreement, the sales agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell the shares of our common stock on such terms. We or the sales agent may suspend the offering of our common stock at any time upon proper notice to the other.

Settlement for sales of our common stock will occur at 10:00 a.m. (New York City time) on the second trading day following the date any sales were made, unless we otherwise agree with the sales agent. The obligation of the sales agent under the sales agreement to sell shares of our common stock pursuant to any sales notice is subject to a number of conditions, which the sales agent may waive in its sole discretion. Sales of our common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and sales agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the sales agent a commission equal to 3.0% of the gross sales price of the shares of our common stock that the sales agent sells pursuant to the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the sales agreement, we have also agreed to reimburse the sales agent for the fees and disbursements of its legal counsel in an amount not to exceed $20,000. In addition, we have agreed to reimburse the sales agent for the fees and disbursements of its legal counsel in connection with the sales agent’s ongoing diligence, drafting and other filing requirements arising from this offering in an amount not to exceed $2,500 in the aggregate per calendar quarter. We estimate that the total expenses for the offering, excluding commission payable to the sales agent under the terms of the sales agreement, will be approximately $50,000. We will report at least quarterly the number of shares of our common stock sold through the sales agent under the sales agreement and the net proceeds to us in connection with such sales of our common stock.

In connection with the sale of the common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of the termination of the sales agreement as provided therein and the expiration of the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

S-14

The sales agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

This is a brief summary of the material provisions of the sales agreement and does not purport to be a complete statement of its terms and conditions. We are filing a copy of the sales agreement with the Securities and Exchange Commission on a Current Report on Form 8-K concurrently with the filing of this prospectus supplement.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to "incorporate by reference" in this prospectus supplement and the accompanying base prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying base prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC on June 29, 2021;

•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on July 13, 2021 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021);

•	our Current Reports on Form 8-K filed with the SEC on April 13, 2021, April 28, 2021, May 5, 2021, June 30, 2021, and July 23, 2021;

•	the description of our common stock contained in our Form 8-A12B filed with the SEC on January 19, 2018, including any amendment or report filed for the purpose of updating that description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus supplement and the accompanying base prospectus and does not constitute a part hereof.

Upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

57 West 57th Street

Manhattan, New York 10019

Attention: Chief Financial Officer

(646) 416-8000

 In addition, you may access these filings on our website at www.nemauramedical.com.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Also, using our website, www.nemauramedical.com, you can access electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to those reports, free of charge. Information on our website is not incorporated by reference in this prospectus supplement or the accompanying base prospectus.

S-15

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus supplement and the accompanying base prospectus will be passed upon for us by Anthony L.G., PLLC, West Palm Beach, Florida.  The sales agent is being represented by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements for the years ended March 31, 2021 and 2020 have been incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended March 31, 2021, have been so incorporated in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

__________________

We may offer and sell, from time to time in one or more offerings the following securities:

•	shares of common stock, par value $0.001 per share;
•	shares of preferred stock, par value $0.001 per share;
•	warrants to purchase shares of our common stock, preferred stock and/or debt securities;
•	debt securities consisting of senior notes, subordinated notes or debentures;
•	units consisting of a combination of the foregoing securities; or
•	any combination of these securities.

We may offer and sell up to $250,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer. However, this prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a related prospectus supplement. Such prospectus supplement may add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” before making your investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for additional information on methods of sale. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in that prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the ticker symbol “NMRD.” The closing price of our common stock on March 26, 2019 was $1.05 per share.

The aggregate market value of our outstanding common equity held by non-affiliates, or public float, was $77,306,177, based on 207,648,416 shares of common stock outstanding as of March 26, 2019, of which 66,130,177 shares were held by non-affiliates, and a per share price of $1.169 based on the closing sale price of our common stock on February 26, 2019 (within 60 days prior to the date of filing). Therefore, as of March 26, 2019, the aggregate market value of our common equity held by non-affiliates was more than $75,000,000, as calculated in accordance with General Instruction I.B.1 of Form S-3.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as in any prospectus supplement related to a specific offering we make pursuant to this prospectus. You should carefully read this entire prospectus together with any related prospectus supplement and the information incorporated by reference into both before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is April 8, 2019.

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $250,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC or directly from us as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.” In this prospectus, unless otherwise indicated, “our company,” “we,” “us” or “our” refer to Nemaura Medical Inc., a Nevada corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements.  Examples of such statements are those that include words such as “may,” “assume(s),” “forecast(s),” “position(s),” “predict(s),” “strategy,” “will,” “expect(s),” “estimate(s),” “anticipate(s),” “believe(s),” “project(s),” “intend(s),” “plan(s),” “budget(s),” “potential,” “continue” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements.

Because these statements implicate risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those risks identified under “Risk Factors” in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q and from time to time in our other filings with the SEC. The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions as well as future business decisions, including any acquisitions, mergers, dispositions, joint ventures, investments and any other business development transactions we may enter into in the future. The amounts of time and money required to successfully complete development and commercialization of our technologies as well as any evolution of or shift in our business plans, or to execute any future strategic options are difficult or impossible to predict accurately and may involve factors that are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized.

Based on the significant uncertainties inherent in the forward-looking statements described herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Accordingly, you should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;
•	preferred stock;
•	debt securities, in one or more series;
•	warrants to purchase any of the securities listed above; and/or
•	units consisting of one or more of the foregoing,

in one or more offerings up to a total dollar amount of $250,00,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

OUR COMPANY

Product Development

We are a medical technology company engaged in developing our proprietary product candidate, sugarBEAT®, as a non-invasive, affordable and flexible glucose trending device for use by persons with diabetes and pre-diabetics. The sugarBEAT® device consists of a daily disposable adhesive skin-patch connected to a rechargeable transmitter, with an app displaying glucose readings at five minute intervals for periods up to 24 hours. In addition, sugarBEAT® may be used by insulin using persons with diabetes as an adjunctive glucose monitoring device when calibrated by a finger stick reading. The sugarBEAT® device works by extracting glucose from the skin into a chamber in the patch that is in direct contact with an electrode based sensor. The transmitter sends the raw data to a mobile app where it is processed by a proprietary algorithm.

In December 2017, we completed a European clinical trial programme for sugarBEAT® where we evaluated 525 patient days across 75 Type 1 and Type 2 diabetic patients. Based on the results of that study, we have applied for a priority CE Mark review and are currently awaiting CE approval to allow sugarBEAT® to be sold in the European Union as a medical device. CE approval is disclosed by the use of the CE Mark, a manufacturers' declaration that the product meets the requirements of the applicable European laws.

We have also completed human factors studies in the United States to support a Food and Drug Administration (the “FDA”) submission, for approval to market sugarBEAT® in the United States, and are currently in the process of finalizing the application for the FDA submission.

We previously developed a wristwatch-based version of sugarBEAT® for which we obtained CE approval in February 2016. However, since then we have further developed sugarBEAT®, improving the sensor technology and miniaturizing the electronics and incorporating Bluetooth connectivity.  We believe there are additional applications for the sugarBEAT® device and the underlying BEAT technology platform, which may include:

•	web-server accessible by physicians and diabetes professionals to track the condition remotely, thereby reducing healthcare costs and managing the condition more effectively;
•	other patches using the BEAT technology platform to measure alternative analytes, including lactate, uric acid, lithium and drugs. This would be a step-change in the monitoring of conditions, particularly in the hospital setting. Lactate monitoring is also used to determine the relative fitness of professional athletes.

The manufacture and sale of CE certified medical devices are controlled and governed by guidelines stipulated in the International Organisation for Standardisation (ISO), more specifically ISO13485; sugarBEAT will be manufactured and marketed according to ISO13485 quality standards.

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Our management has extensive experience in regulatory and clinical development of diagnostic medical devices. We intend to take advantage of this experience in the field of diagnostic medical devices in an attempt to increase the probability of product approval. The overall regulatory process for diagnostic medical devices for diabetes is currently similar to those governing other diagnostic devices. The device has successfully completed clinical programs demonstrating the safety and efficacy of the system, and data has been published on the company website. As we continue to raise funds for marketing the device on CE approval, we are also actively engaged in discussions with multiple parties for commercialization of the product in the United States and other territories around the world, subject to regulatory approvals in each respective territory.

Our Business Strategy

We intend to lead in the discovery, development and commercialization of innovative and targeted diagnostic medical devices that improve disease monitoring, management and overall patient care. Specifically, we intend to focus on the monitoring of molecules that can be drawn out through the skin non-invasively using our technology platform. In addition to glucose, such molecules may include lactic acid monitoring and the monitoring of prescription drugs and blood biomarkers that may help in the diagnosis, prevention or management of diseases such as diabetes. We plan to take the following steps to implement our broad business strategy. Our key commercial strategies post-approval will first be implemented in Europe and then in parts of the Middle East and Asia, and then the U.S., as follows:

•	Commercialize sugarBEAT® in the United Kingdom and Republic of Ireland with Dallas Burston Pharma (Jersey) Limited, with whom we have an exclusive marketing rights agreement for these two countries. We have also signed a full commercial agreement with Dallas Burston Ethitronix (Europe) Limited in May 2018 for all other European territories as part of an equal joint venture agreement. The joint venture intends to seek sub-license rights opportunities to one or more leading companies in the diabetes monitoring space, to leverage their network, infrastructure and resources. Dallas Burston (Jersey) Limited was founded by Dr. Dallas Burston, MBBS, an entrepreneur who has founded and sold several companies specializing in marketing pharmaceuticals. For example, in 1999, he sold 49% of Ashbourne Pharmaceuticals to HSBC Private Equity for £32 million and Bartholomew-Rhodes to Galen Ltd. for £19.8 million. More recently, in 2015, he sold DB Ashbourne Limited, a provider of off-patent branded pharmaceuticals for the UK market, to Ethypharm. At the time of the sale, DB Ashbourne Limited was estimated to have revenue of approximately £90 million;

•	Establish licensing or joint venture agreements with other parties to market sugarBEAT® in other geographies. We are in detailed discussions and negotiations with several other parties worldwide for licensing or joint venture agreements for the sale of the sugarBEAT® device and have signed commercial agreements for product distribution in the GCC region with TPMENA and for Qatar with Al-Danah Medical.

•	Compile data for U.S. FDA submission. The clinical program and Human factors usability studies to support the application have been completed, and the application is in the process of being compiled.

•	Expand the indications for which the sugarBEAT® device may be used. We believe that the sugarBEAT® device may offer significant benefits as compared to those found in the non-acute setting for the monitoring of other diseases. This includes monitoring of lactic acid for performance athletics, and the monitoring of drugs. We intend to complete initial proof of concept in laboratory settings followed by a clinical program for such applications; and

•	Expand our product pipeline through our proprietary platform technologies, acquisitions and strategic licensing arrangements. We intend to leverage our proprietary platform technologies to grow our portfolio of product candidates for the diagnosis of diabetes and other diseases. In addition, we intend to license our product and acquire products and technologies that are consistent with our research and development and business focus and strategies. This may include drug delivery products for the improved management of diabetes, for example improved insulin injector systems, and/or combination drug products for diabetes related drugs.

Corporate Information

We are a holding company that was incorporated under the laws of the State of Nevada in December 2013. We currently own one hundred percent (100%) of Region Green Limited, a British Virgin Islands corporation. Region Green Limited currently owns one hundred percent (100%) of the stock in Dermal Diagnostic (Holdings) Limited, an England and Wales corporation. Dermal Diagnostics (Holdings) Limited currently owns one hundred percent (100%) of the stock in Dermal Diagnostics Limited, an England and Wales corporation, and one hundred percent (100%) of the stock in Trial Clinic Limited, an England and Wales corporation.

Our principal executive offices are located at The Advanced Technology Centre, Oakwood Drive, Loughborough, Leicestershire, LE113QF, UK. Our website is located at www.nemauramedical.com and our telephone number is + 44 1509 222912. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of the prospectus or part of any prospectus supplement.

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RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Except as otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures and research and development expenditures, product launch, product inventory, establishment of sales and marketing teams, and potential new manufacture facilities. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;
•	shares of our preferred stock;
•	warrants to purchase shares of our common stock, shares of our preferred stock and/or debt securities;
•	debt securities consisting of senior notes, subordinated notes or debentures; or
•	units consisting of a combination of the foregoing securities.

Capital Stock

General

The following descriptions of common and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not intended to be complete. For the full terms of our common and preferred stock, please refer to our articles of incorporation, as amended from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common or preferred stock we offer under that prospectus supplement may differ from the terms of our outstanding capital stock that we describe below.

As of March 21, 2019, our authorized capital stock consists of 420,000,000 shares of common stock, par value $0.001 per share, of which 207,648,416 shares were issued and outstanding as of March 21, 2019, and 200,000 shares of preferred stock, par value $0.01, of which no shares were issued and outstanding as of March 21, 2019. The authorized and unissued shares of both common and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law, the NASDAQ Capital Market, or the rules of any other stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of either our common stock or preferred stock.

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Common Stock

The holders of our common stock are entitled to one vote per share. Any action required to be taken by the holders of our common stock at a meeting may, without prior notice, by taken by written consent in lieu of a meeting if the consent has been signed by the minimum number of holders of common stock required to approve such action.

In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The holders of our common stock do not have cumulative rights in the election of directors. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of our preferred stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol “NMRD.” The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company. Its address is 50 West Liberty Street, Suite 880, Reno NV 89501, and its telephone number is (775) 322-0626.

Preferred Stock

Our board of directors may determine, in its sole discretion, the powers, designations, preferences, and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

In October 2017, we filed with the Nevada Secretary of State a Certificate of Designation for up to 200,000 shares of Series A convertible preferred stock. The holders of the Series A preferred stock have rights superior to the holders of our common stock as to the distributions of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary. The Series A convertible preferred stock shall automatically convert to shares of common stock at a ratio of 1000-for-1, i.e. each share of Series A preferred stock shall convert into 1000 shares of common stock, when the following conditions are met: (a) the sugarBEAT® device has received CE regulatory approval; (b) retail sales of sugarBEAT® have commenced and (c) such retail sales have exceeded $5 million. Holders of Series A preferred stock may voluntarily convert their shares after February 7, 2018 at the conversion ratio then in effect, subject to adjustment for any stock splits, combinations, dividends, distributions, or mergers and acquisitions.

The holders of the Series A convertible preferred stock are entitled to vote, as a class, on matters on all matters voted on by the holders of our common stock. Each share of Series A convertible preferred stock is entitled to that number of votes equal to the number of shares of common stock the Series A preferred stock is convertible into at the time the vote is taken.  The holders of the Series A convertible preferred stock shall also vote, as a class, on all matters that may adversely impact their rights and preferences. The Series A convertible preferred stock is not eligible for dividend payments and we have no right to redeem these preferred shares. Holders of the Series A convertible preferred stock may transfer their shares without our consent.

As of March 21, 2019, there were no shares of Series A convertible preferred stock issued and outstanding.

With respect to any future issuances of preferred stock made pursuant to this prospectus and an applicable prospectus supplement, the prospectus supplement will specify the following: the maximum number of shares; the designation of the shares; the annual dividend rate, if any, and whether the dividend is fixed or variable; the price and terms and conditions for redemption, if any; the liquidation preference, if any; any sinking fund or similar provision; the terms and conditions, if any, for conversion and exchange of the preferred stock into any other class or classes of our capital stock or any other of our securities or assets; and voting rights.

The future issuance of shares of preferred stock will affect, perhaps adversely, the rights of holders of our common stock. While we cannot state the actual effects of such issuance until our board of directors determines the specific rights attached to the preferred stock to be issued, these effects could include: restricting dividends on the common stock; diluting the voting power of the common stock; impairing the liquidation rights of our common stock; and delaying or preventing changes in our control or management.

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Description of Certain Provisions of Nevada Law

As a Nevada corporation, we are subject to the provisions of the Nevada Revised Statutes, some of which have an anti-takeover effect.

For example, Sections 78.378 to 78.3793 of the Nevada Revised Statutes, which are referred to as the Control Share Statute, restrict the ability of individuals and groups from acquiring one-fifth or more of the voting shares of a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, from exercising the voting rights of the acquired shares, absent required stockholder approval of the share acquisition transaction or an opt out election by the corporation. The prohibition on the voting of the acquired shares is limited to three years after acquisition. To avoid the voting restriction, the acquisition of a controlling interest must be approved by both (a) the holders of a majority of the voting power of the corporation, and (b) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of the majority of each class or series affected, excluding those shares as to which any interested stockholder exercises voting rights, and the approval must specifically include the conferral of such voting rights. Although we have not opted out of this statute, a corporation alternatively may expressly elect not to be governed by the provisions in either its articles of incorporation or its bylaws. Additionally, in the face of potential control share transaction, a corporation, if it has not opted out of the statutory provisions, may opt out of the control share statute by amending its articles of incorporation or its bylaws prior to the 10th day following the acquisition of a controlling interest by an acquiring person.

We are also subject to Sections 78.411 to 78.444 of the Nevada Revised Statutes, which are referred to as the Business Combination Statute. This statute is designed to limit acquirers of voting stock of a corporation from effecting a business combination without the consent of the stockholders or board of directors. The statute provides that specified persons who, together with their affiliates and associates, own, or within two years did own, 10% or more of the outstanding voting stock of a Nevada corporation with at least 200 stockholders of record cannot engage in specified business combinations with a Nevada corporation for a period of two years after the date on which the person became an interested stockholder, unless (a) the business combination or the transaction by which the person first became an interested stockholder was approved by the Nevada corporation’s board of directors before the person first became an interested stockholder, or (b) the combination is approved by the board and, at or after that time, the combination is approved at an annual or special meeting of the stockholders by the affirmative vote of 60% or more of the voting power of the disinterested stockholders.

The foregoing is a summary of certain provisions of Nevada law and does not purport to be complete and is qualified in its entirety by reference to the Nevada Revised Statutes.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions

As of March 21, 2019, we had warrants outstanding to purchase 10,000,000 and 1,880,704 shares of our common stock at exercise prices of $0.50 per share and $1.04 per share, respectively. These warrants have been incorporated by reference as Exhibits 4.2 and 4.7, respectively, to the registration statement that includes this prospectus.

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General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock, the number or amount of shares of common stock, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;
•	the manner of exercise of the warrants, including any cashless exercise rights;
•	the warrant agreement under which the warrants will be issued;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; anti-dilution provisions of the warrants, if any;
•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
•	the manner in which the warrant agreement and warrants may be modified;
•	the identities of the warrant agent and any calculation or other agent for the warrants;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants;
•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

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The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplement(s) related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•	the title;
•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	the terms of the subordination of any series of subordinated debt, if applicable;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments, sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders and affiliates, issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;

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•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;
•	the procedures for any auction and remarketing, if any; the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; if other than dollars, the currency in which the series of debt securities will be denominated;
•	and any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;
•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

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Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and
•	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “-Consolidation, Merger or Sale”;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
•	to evidence and provide for the acceptance of appointment by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

 In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others, survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust; and
•	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and
•	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Units

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any unit agreement under which the units will be issued;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to such prevailing market prices; or
•	negotiated prices.

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Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over- allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading on the NASDAQ Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Anthony L.G., PLLC, West Palm Beach, Florida. As appropriate, legal counsel representing the underwriters, dealers or agents will be names in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2018, have been so incorporated in reliance on the report of Crowe LLP, an independent registered public accounting firm, and have been given on the authority of such firm as experts in accounting and auditing.

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LIMITATION ON LIABILITY  AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the company. Our amended articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at http://www.nemauramedical.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" in this prospectus certain information we have filed and will file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on June 12, 2018;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2018, September 30, 2018 and December 31, 2018, filed with the SEC on August 9, 2018, November 6, 2018 and February 11, 2019, respectively;
•	our Current Reports on Form 8-K filed with the SEC on June 27, 2018, August 6, 2018, October 19, 2018, December 26, 2018 and February 8, 2019, respectively, and our Current Report on Form 8-K/A filed with the SEC on August 9, 2018;
•	the description of our common stock contained in our Form 8-A12B filed with the SEC on January 19, 2018, including any amendment or report filed for the purpose of updating that description; and
•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

You may access these filings on our website at www.nemauramedical.com. The information on our website is not incorporated by reference and is not considered part of this prospectus.  Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

Advanced Technology Innovation Centre

Loughborough University Science and Enterprise Parks

5 Oakwood Drive

Loughborough, Leicestershire LE11 3QF United Kingdom

Attn: Chief Financial Officer

+ 44 1509 222912

16

$100,000,000

Shares of Common Stock

NEMAURA MEDICAL INC.

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

July 23, 2021